Exhibit 99.1

AT THE COMPANY Marc S. Goldfarb Senior Vice President & General Counsel 201-337-9000	AT FINANCIAL DYNAMICS Erica Pettit / Leigh Parrish General Information 212-850-5600

FOR IMMEDIATE RELEASE

RUSS BERRIE ANNOUNCES NEW INTERIM CHIEF FINANCIAL OFFICER

Oakland, N.J. — January 30, 2009 — Russ Berrie and Company, Inc. (NYSE: RUS) (the “Company”) announced today that it has appointed Guy A. Paglinco as interim Chief Financial Officer.  He will succeed Anthony Cappiello, who has served as Executive Vice President, Chief Administrative Officer and interim principal financial officer of the Company and is leaving the Company.

Bruce Crain, President and Chief Executive Officer of the Company, commented, “We would like to thank Tony for the leadership and efforts he brought to Russ Berrie over the past several years during a critical repositioning period.  On behalf of the board of directors and management team, we wish him the best in his future endeavors.”

Mr. Paglinco, 51, will also continue to serve as Vice President and Chief Accounting Officer, a position he has held since November 2007.  He joined the Company as Vice President — Corporate Controller in September 2006.  Immediately prior to joining the Company, Mr. Paglinco served in various roles at Emerson Radio Corp., an AMEX-listed international distributor of consumer products, including Chief Financial Officer from 2004 to 2006, and Corporate Controller from 1998 to 2004.  Earlier in his career, Mr. Paglinco was an audit manager with KMG Main Hurdman.  Mr. Paglinco is a CPA and holds a Masters of Business Administration degree.

About Russ Berrie and Company, Inc.

Russ Berrie and Company, Inc. and its subsidiaries are leaders in the design, development and distribution of infant and juvenile branded products.  Its design-led products are sold primarily through mass market, specialty, food, drug and independent retailers worldwide.

The Company’s business is composed of four wholly-owned subsidiaries: Kids Line, LLC; Sassy, Inc.; LaJobi, Inc; and CoCaLo, Inc.  The Kids Line division designs and markets infant bedding and related nursery accessories.  The Sassy division offers products and collections such as infant development toys, teething, feeding, bathing and baby care products. LaJobi is a leading designer, manufacturer, marketer and distributor of branded infant furniture and related products.  CoCaLo is a leading manufacturer and distributor of infant bedding and accessory products under the brands of CoCaLo Baby, CoCaLo Couture and CoCaLo Naturals.  The businesses also license brands for select categories and markets including Disney®, Carter’s®, Graco® for cribs and Serta® for crib mattresses.

Note:  This press release contains certain forward-looking statements.  Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise.  The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements.  These statements may be identified by the use of forward-looking words or phrases including, but not limited to, “anticipate”, “believe”, “expect”, “project”, “intend”, “may”, “planned”, “potential”, “should”, “will” or “would”.  The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, capital needs, order backlog, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.  Specific risks and uncertainties include, but are not limited to those set forth under Item 1A, “Risk Factors”, of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC.  The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #